CONTRACT PORTFOLIO PURCHASE AGREEMENT

THIS AGREEMENT the "Agreement") made as of this 30th day of November 1998

BETWEEN:

      1.   PRIDE VEHICLE CONTRACTS (UK) LIMITED,

      2.   BAKER VEHICLE CONTRACTS LIMITED

      3.   AND PRIDE MANAGEMENT SERVICES PLC

     whose registered office is in each case at Pride House. Watford Metro Centre, Tolpitts Lane. Watford. Herts. (each a "Vendor" and together the "Vendors")

                                - and-

      4. NEWCOURT AUTOMOTIVE SERVICES LIMITED, whose registered office is at 66 Buckingham Gate. London SW1 E 6AU (telephone: 01714114800) (facsimile:
      0171411 5050), ("Newcourt")


RECITALS:

A. Vendors are in the business of entering into contracts (each being a "Contract") with their customers (each being a "Customer") pursuant to which Vendor will either provide motor vehicles to the Customer without the Customer purchasing the vehicles or alternatively managing Vehicles owned by Customers on their behalf.

B. Vendors wish to offer to sell certain Vehicles and to assign certain Contracts to which such Vehicles are subject and the parties have agreed to enter into this Agreement with a view to recording the terms and conditions of such offer and the manner and consequences of its acceptance by Newcourt.


IN CONSIDERATION of the recitals and the mutual covenants herein contained the parties agree as follows:

      Sale of Property:

     1.1 The Vendors hereby offer to sell the Contracts, including the Rentals and all other payments in respect of the period after the date hereof under the Contracts described in Schedule 1, whether or not already paid by the relevant Customer, the Rights related thereto and the Vehicles leased or hired thereunder, to Newcourt for value on the Effective Date and otherwise on the terms of this Agreement. The offer shall be capable of acceptance as a whole only and not as to any part or parts


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     thereof.  The  Vendors'  offer may only be  accepted  orally  and any other purported acceptance shall be of no effect but the payment of the sum referred to in clause 3.2 to the vendors solicitors or the delivery to the Vendors or their bankers of a cheque or cheques or bankers draft or drafts for, or the receipt in the Vendors' bank account of. or payment to third parties in the manner set out in this Agreement of. a sum or sums equal to the Purchase Price together with VAT, whether paid by Newcourt or by a third party at its direction, shall be conclusive evidence that the Offer has been accepted. Payment of the Purchase Price shall be made without any deduction or set off unless otherwise expressly agreed in writing by the Vendors.

     1.2 Upon the acceptance of the Offer. all of Vendors right. title and interest in the property. including all benefits and advantages to tie derived therefrom. with effect from the Effective Date is absolutely and unconditionally sold. conveyed. assigned and transferred to Newcourt and the Vendors shall within 7 days from the date hereof deliver to Newcourt. insofar as the same as in the Vendors' possession. the originals of all Contracts. (together with all collateral security agreements and/or guarantees made in respect or support of the contract) and related Agreements relating to the Vehicles together with the originals (or where the Vendors retain other Vehicles the subject of such agreements. certified copies of the agreements between the Vendor and the Funder. Insofar as any such documents are not currently in the Vendors' possession. the Vendors shall deliver the same to Newcourt as soon as reasonably practicable after the Effective Date.

     1.3 The Vendors shall on the date hereof deliver to Newcourt a copy in computer readable format of any information which has been recorded in respect of the Contracts and/or the Customers on the Vendors Kerridge accounting system. The Vendors shall permit Newcourt free and unrestricted access during normal business hours to examine and take copies of their books and records so far as they relate to the Contracts and the Property the subject of this Agreement.

     1.4 Within 60 days of the Effective Date. the parties shall agree a final reconciliation of the Vendors' accounts relating to the Contracts and, insofar as it differs from the information contained in the Schedules hereto, the Purchase Price shall be adjusted accordingly and any shortfall paid to the Vendors or overpayment repaid to Newcourt, together with interest at the Interest Rate in either case.


2.   Assumption of Obligations:

     2.1 Newcourt agrees that it will on the Effective Date pay and discharge the Vendors' liabilities to the Funders in respect of the obligations set out in
Schedule 2 in such sums as may be agreed between the Vendors and the Funders. but Newcourt's liability in respect thereof shall not exceed the amounts set out in that Schedule.

     2.2 Assumption of and/or actual discharge of the obligations of the Vendors to any Funder and the payment of any sum to the Vendors' solicitors pursuant to causes 21 and 22 shall constitute to that extent payment of the Purchase Price within the meaning of Clause 1.

     2.3 The balance. if any, of the Purchase Price shall be paid to the Vendors on the Effective Date.

     2.4 Newcourt agrees with the Vendors with effect from the Effective Date to assume the


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     obligations of and become entitled to the benefits of the Vendors under the
Contracts and Newcourt shall carry out perform and complete all the future obligations and liabilities created by or arising under the Contracts (except for any obligations or liabilities attributable to a breach on the part of any of the Vendors or their employees. agents or sub-contractors) and shall indemnify the Vendors and keep them fully indemnified against all liabilities, losses, actions, proceedings, costs, claims, demands and expenses brought or made against or incurred by the Vendors in respect of the non performance or defective or negligent performance by Newcourt of the Contracts.


     2.5 On and with effect from the Effective Date there shall be assigned to the order of Newcourt or the Vendors shall procure the assignment to the order of Newcourt all of those Contracts which are capable of assignment without the consent of other parties.

     2.6 In so far as any Contract is not assignable to Newcourt without the agreement of or novation by or consent to the assignment from another party this agreement shall not constitute an assignment or attempted assignment if such assignment or attempted assignment would constitute a breach of the same. In the event that consent or novation is required to such assignment:

      (i) the Vendors shall use all reasonable endeavours with the co-operation of Newcourt to procure such novation or assignment as aforesaid:

      (ii) unless and until any such Contract shall be novated or assigned as aforesaid the Vendors shall hold the same in trust for Newcourt absolutely and: Newcourt shall (if such sub-contracting is permissible and lawful under the Contract in question) as the Vendors' sub-contractor. and to the extent required by this
           Agreement, perform all the obligations of the Vendor under such Contract;

      (iii)unless and until any such Contract shall be novated or assigned the Vendors will (so far as may be lawful) give all such assistance to Newcourt and at Newcourt's cost as Newcourt may reasonably require to enable Newcourt to enforce its rights under such Contract and (without limitation) will provide access to all relevant books documents and other information in relation to such Contract as Newcourt may require from time to time;

      (iv) If such consent or novation is not obtained the Vendors will co-operate with Newcourt in any reasonable arrangements designed to provide for Newcourt the benefits under any of the Contract including enforcement at the cost and for the account of Newcourt of any and all rights of the Vendors against the other party to the Contract arising out of any cancellation by such other party or otherwise.



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     2.7 To the extent that any payment is made to the Vendors in respect of any
Contract on or after the Effective Date the Vendors shall receive the same as trustee and shall record such payment separately in their books and shall account to Newcourt for the same on the Effective Date or if received thereafter within 28 days of receipt

 3.    Conditions Precedent:

     3.1 Notwithstanding acceptance by Newcourt of the Vendors' offer, the obligations of Newcourt hereunder shall. subject to clause 3.2 hereof, be subject to:

       (i) the receipt by it in a form and substance reasonably satisfactory to Newcourt of:

            (a) A certified copy of a resolution of the board of directors of each of the Vendors authorizing the execution of this Agreement and the performance of the transactions herein contemplated;

            (b) Written confirmation by the Funders (a) of the amounts agreed in settlement between the Vendors and the Funders of all sums due from the Vendors to the Funders, and (b) that upon receipt of such sums title in the relevant Vehicles will pass to the Vendor or, as the case may be, that the Vendors shall be empowered to convey such title to Newcourt free and clear of any claim by the Funder:

          (c) Written confirmation of each and every party in favour of whom any charge or other security interest is recorded against the Vendors with the Registrar of Companies. that no event has occurred which would (or would with the passing of time) cause any charge or debenture to crystallize or entitle the holder of such charge to enforce his security and that the Contracts and Vehicles to be assigned pursuant to this Agreement will pass free and clear of such charge or security interest; and

          (d) in respect of any charge no longer attaching to the assets of the Vendors. a form 403 signed by or on behalf of the Vendors. for filing with the Registrar of Companies

          (e) evidence that the Vendors have agreed the amounts due to the Funders as referred to in (ii) above.

     (ii) Newcourt being reasonably satisfied that the majority by value of the Customers will be prepared to consider the hire of motor vehicles from Newcourt after the Effective Date.

     (iii)an examination of the books and records of the Vendors revealing that there


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          is no material  discrepancy  in the value of the  contracts as between such books and records and the figures set out in Schedule 1 hereof. For the purposes of this condition, "material" shall mean an aggregate reduction in value of more than 20% of the Purchase Price.

     3.2 Subject only to the fulfilment of condition 3.1 (i)(a) above, Newcourt shall on the date hereof deposit the sum of u9,145,632, plus Value Added Tax thereon] with Messrs Bower Cotton, the Vendors' solicitors, to be held by them in a designated client account to be held by them on the terms of the letter annexed hereto as Appendix 1.

     3.3 In the event that all or any of the conditions set out in clause 3.1 are not satisfied in full by the Effective Date, then Newcourt may, by written notice to the Vendors or their solicitors. withdraw its acceptance of the Vendors offer to sell whereupon the parties shall forthwith be released from any and all obligations hereunder and the parties shall have no claims whatsoever against each other under or arising out of this agreement or its determination (save as may arise in connection with any dispute as to the rights of Newcourt to give notice under this clause).

4. Representations: The Vendors covenant, represent and warrant to Newcourt that at the Effective Date with respect to the Property and Customers related thereto:

     4.1 Vendor is incorporated under the laws of England.

     4.2 Vendors have the corporate power and authority to enter into, execute and deliver the Contracts and this Agreement and to perform and carry out the terms and provisions of the Contracts and this Agreement; Vendors have taken all necessary corporate action to authorize the execution and delivery of the Contracts and this Agreement and they constitute legal. valid and binding ordinary course obligations of Vendor, enforceable in accordance with their respective terms.

     4.3 The execution. delivery and performance of this Agreement by the Vendors will not contravene any provision of applicable law: or result in the creation or imposition of any Encumbrance upon the Property: and the execution. delivery and performance of this Agreement and the Contracts by the Vendors will not result in a breach of the terms of any agreement to which any Vendor is a party or of Vendors' articles. by- laws or resolutions.

     4.4 The Contracts described in the Schedule are genuine, complete and in all respects what they purport to be and have been duly authorized. executed and delivered and represent valid. binding and enforceable obligations of the Customers, enforceable in accordance with their terms.

     4.5 Each Contract is, except for amendments disclosed in writing to Newcourt, in the form previously submitted by Vendors to Newcourt expressly for Newcourt's review


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     and approval. Each Contract is in full force and effect,  unamended (unless amended by Newcourt), and. so far as the Vendors are aware. there exists no event of default under any Contract and no event has occurred which would, with the giving of notice or lapse of time or both, constitute an event of default by any Vendor or the Customer under any Contract.

     4.6 To the best of the Vendors' knowledge and belief. all payments set forth in each Contract, including the Rentals, are (and will continue to be) unconditionally and irrevocably due and payable without set-off, defense, abatement or counterclaim on the dates specified in the Schedule: non-refundable; and, unless the relevant Customer is Insolvent (which to the Vendors' knowledge is not currently the case), fully collectable.

     4.7 All Vehicles have been maintained in accordance with the terms of the relevant Contract and all necessary servicing and repairs have been carried out to date.

     4.8 The Vehicles. the Related Agreements and, so far as the Vendors are aware, the Contracts comply with all applicable laws and do not (and will not during this agreement) infringe on the rights of any person (including rights under patent, copyright, trademark or similar laws) and no allegat1on to the contrary has been made in writing by any person. The Vehicles will, to the best of Vendors' knowledge, be used for business purposes and not primarily for personal use.

     4.9 Save as disclosed in Schedule 2, absolute title to the Property is or will be, immediately prior to payment of the Purchase Price by Newcourt, vested in Vendors and has not been previously assigned or (except for Customers' right to use the Vehicles pursuant to the Contracts) encumbered or, alternatively the Vendors will be entitled to convey such title to Newcourt upon the same terms, and such title will, immediately upon payment of the Purchase Price by Newcourt, be absolutely, beneficially and unconditionally vested in Newcourt. Vendors have, to the extent required by applicable law to give priority to Vendors' ownership of the Property over Encumbrances in favour of any person, completed all financing statements, registrations, filings and notices.


     4.10 Save as disclosed in Schedule 2, none of the Vehicles is the subject of any Encumbrance or any agreement or option for the sale or purchase thereof in favour of any Customer (apart from any option to purchase contained in any Contract which is a hire purchase agreement), the supplier thereof or any other third party;


     4.11 No Customer has made any claim (meritorious or otherwise) which remains outstanding in connection with the Vehicles or any of the Contracts or has rejected any Vehicles or any reason whatsoever including without limitation any claim. complaint or rejection by virtue of delay in the delivery of the Vehicles or of its


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     condition. fitness for purpose. merchantability or description; and

     4.12 Save for the rights of the Funder disclosed in 5credule 2. the Vendors are entitled To assign their interest or any part of their interest in the Vehicles and the Contracts as beneficial owner and free from all Encumbrances: and

     4.13 Each Vehicle has been delivered to the relevant Customer and has been unconditionally accepted by the Customer as satisfactory in all respects and the Vendors have no reason to believe that the Customer will not perform its obligations in accordance with the terms of Contract and any Related Agreements.

     4.14 Vendors have not claimed (and will not claim any income tax allowances. credits. deductions or depreciation on the Vehicles in respect of any period on or after the Effective Date.

     4.15 The Vendors have correctly accounted for all payments received from the Customers including all Value Added Tax thereon and has not misrepresented to any Customer the amount of any Value Added Tax which may be recoverable by the Customer from H.M. Customs and Excise.

     4.16 All those Vehicles identified in Schedule 1 as being registered on or after 15t August 1995 are VAT Qualifying Vehicles, in respect of which the Vendor has recovered the full amount of the Value Added Tax originally paid on the acquisition of the Vehicle.

     4.17 Vendors have all rights necessary to enter into and perform the Related Agreements and the Contracts and, so far as the Vendors are aware, the information in the Schedule and its Exhibits is true, complete and accurate in all respects.

     4.18 During the Contract the Customer bears the risk of loss, damage and destruction to the Vehicle and (unless the Schedule indicates that Vendors have such responsibility under the Contract or a Related Agreement) is responsible for its maintenance and repair and for maintaining property loss and public liability insurance coverage on the terms specified in the Contract.

     4.19 Except as expressly disclosed in the Contract or as may have been agreed by Newcourt, no Customer has any right to terminate, assign, cancel or repudiate the Contract until it has discharged its obligations under the Contract (including the payment of the Rentals). At the end of the Contract, Customer shall cease to have any interest in the Vehicles unless Customer exercises a right which is expressly disclosed in the Contract and which entitles Customer to: purchase the Vehicles: renew the Contract: or share in the proceeds from remarketing the Vehicles at the end of the Contract.



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     4.20 Insofar as any  Contract  requires  the consent of the  Customer,  the
Vendors have obtained or will, upon acceptance by Newcourt of Vendors' Offer promptly seek, the consent of the Customer to the assignment contained herein. Until) such time as such consent is forthcoming, the Vendors will hold the relevant Property in trust for and as agent on behalf of Newcourt and shall follow Newcourt's reasonable instructions in relation to the management of such Property.

     Vendors acknowledge that Newcourt is relying on all such representations. warranties and covenants when it accepts the Offer: Vendors agree that such representations. warranties and covenants are also conditions and shall survive without limitation.


          Notice of Sale:

     5.1 Vendors shall. in the manner required by applicable law to give full effect to Section 1, forthwith send a Notice of Assignment. substantially in the form set forth in Appendix 2. to the Customer.

     5.2 Vendors shall use their reasonable endeavours to provide to Newcourt, within 28 days of Newcourt's acceptance of the Offer, the Customer's Confirmation of Receipt of Notice of Assignment in the form set forth in Appendix 3 (or in another form acceptable to Newcourt).

6.    Collection of Rentals and Book Debts:


     6.1 Newcourt shall bill and collect the Rentals on its own behalf, in its own name and at its own expense. The collection of Rentals shall always be conducted in accordance with good commercial practice and Newcourt will respond to routine Customer requests for assistance in a timely manner. Where such enquiries affect any Vendor. Newcourt shall inform the Vendor and where appropriate the Vendor shall respond to such enquiries on its own account.

     6.2 All Rentals and other sums due under the Contract in respect of the period prior to the date hereof (apportioned as necessary) shall be excluded from the sal(;, of Property under this agreement and shall remain the property of the Vendors the Book Debts"). Notwithstanding that the Book Debts are excluded from the Property hereby agreed to be sold Newcourt agrees that it will if so requested by (and as agent for) the Vendors use its reasonable endeavours at the Vendors expense to collect with due diligence the Book Debts (to the extent not so far collected) and will hold the sums of money representing the same upon trust for the Vendors, provided

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     that in collecting  such Book Debts,  Newcourt shall not be obliged to make any greater efforts than it would normally make in the collection of debts on its own account and in any event shall not be under any obligation to issue any legal proceedings in respect of any Book Debt or to take any steps in respect of sums due from any Customer in respect of which any Book Debt which is more than ninety (90) days past due.

     6.3 Newcourt shall report and account to the Vendors at monthly intervals after the Effective Date for all sums of money received by it as aforesaid up to a date not more than five days earlier than the date of the report and shall concurrently with each such report pay to the Vendors the balance (if any) of the money then held by Newcourt upon trust as aforesaid, net of any costs and expenses incurred by Newcourt in the collection of Book Debts.

     6.4 Newcourt shall for a period of 12 months from the Effective Date give to the Vendors reasonable access to its books and records in relation to the collection of the Book Debts in order to verify the amounts payable as set out above.

     6.5 Subject to any express statement of intention to the contrary on the part of the debtor any money received by Newcourt in the course of collecting any Book Debts from a person who is also indebted to Newcourt shall first be applied in discharge or any sum due to Newcourt and the balance thereafter shall be deemed to have paid in or towards the discharge of the Book Debts.


     7. Post Sale Duties: From the date hereof Vendors shall not amend. waive, extend. negotiate or compromise any provision of a Contract. alter or change the Vehicles (except for improvements which enhance the value of the Vehicle and immediately thereafter form part of the Vehicles owned by Newcourt) or, except as expressly permitted by Newcourt, accept, collect. repossess or dispose of any Property. If Vendors receive any Property sold to Newcourt. Vendors shall hold such Property for Newcourt's sole benefit and on trust for Newcourt, separate and apart from their own property and shall within 3 business days of receiving such property, forthwith deliver the same to Newcourt. Except as expressly otherwise provided herein, the parties are not agents or partners of one another and are not entitled to incur obligations on behalf of each other. With effect from the date hereof Vendor will not. without the prior consent of Newcourt;

     (i) agree any sum in settlement of any Customers liability for the early termination of any Contract;

     (ii) authorize any sum or sums in respect of the maintenance or repair of any Vehicle in excess of 100 pounds in aggregate, other than for the routine servicing of that Vehicle in accordance with the manufacturer's recommendations; and

     (iii) agree any sale or other disposal of any Vehicle.


     8. Customer Defaults: If a Customer defaults in the performance of any obligation (including payment) under the Contract or becomes Insolvent (in either case a "Customer Default"), Vendors shall (at the expense of Newcourt) assist Newcourt in pursuing the rights and remedies of lessor under the Contract and otherwise at law (including in proceedings related to the collection and repossession of Property and to Customer Insolvency) and shall exercise their rights in respect of the Vehicles. the Contracts and under Related Agreements in any lawful manner Newcourt may reasonably request.


     9. Indemnification: Newcourt shall promptly provide the Vendors with written notice if it becomes aware of any Vendor Default. The Vendors hereby agree to indemnify, defend and save Newcourt harmless from and against all claims, legal proceedings, demands, losses. judgements, damages. costs, liabilities and expenses whatsoever. which Newcourt may suffer or incur arising out of;

          (i) any Vendor Default.

          (ii) the failure of the Customer to perform any obligations under the Contract if such failure is reasonably alleged to be due to a default in respect of any material obligation to be performed by the Vendor under the Contract arising prior to the Effective Date or any agreement related to the Vehicles or the Contract:


          (iii)any liability to a third party for damage to a person or property which Newcourt may have as a result of its ownership of the Vehicles or any of them. including any liability arising as a result of patent. copyright or other intellectual property right infringement:

          (iv) the exercise by the Customer of any right of set-off. abatement. defense or counterclaim arising as a result of a default by any Vendor in the performance of its obligations under the Contract or any agreement related to the Vehicles or the Contract. save where such liability arises as a result of any negligence or wilful default on the part of Newcourt;

          (v) save where such liability arises as a result of any negligence or wilful default on the part of Newcourt. the exercise of any right by the Customer under the Contract or otherwise available at law which results in the termination or cancellation of the Contract, in whole or in part, including any right to return all or part of the Vehicles in consideration for a reduction in the amounts expressed to be payable under the Contract and including (unless the

          Customer is insolvent) any right of non-payment or non-appropriation available to the Customer under the Contract or under applicable law.

     PROVIDED THAT nothing in this Agreement shall be taken as excluding or restricting the liability of the Purchaser for death or personal injury resulting from negligence.


10. Employees

     10.1 The parties acknowledge and agree that the Transfer of Undertakings (Protection of Employment ) Regulations 1981 as amended (the "Regulations"), may have effect in relation to the contracts of employment between any Vendor and persons in its employment prior to the Effective Date ("Employees").

     10.2 The Vendors shall indemnify and keep Newcourt indemnified against all costs. claims. losses, liabilities and expenses which Newcourt may incur in relation to any Employee.

     (a) arising out of or in connection with any claim made by or on behalf of any person which relates to his employment by any Vendor.

     (b) any claim made against Newcourt by any Employee that his contract of employment had been transferred to Newcourt on or after the Effective Date by virtue of the Regulations.

     (c)  arising out of or in  connection  with a dismissal  by a Vendor of any
          Employee  for  which  Newcourt  incurs   liability   pursuant  to  the
          Regulations: or

     (d) incurred by Newcourt in dismissing any person whose employment transfers to Newcourt as a consequence of the Regulations, provided that Newcourt shall take all reasonable steps to mitigate its loss by the adoption of a fair procedure in effecting any such dismissal.

     11. Repurchase Obligation: ;f at any time in the six month period following the Effective Date. a Vendor Default occurs and has not been cured within 60 days of the Vendor becoming aware cf such Vendor Default. Vendors unconditionally agree to pay Newcourt. upon Newcourt's written request therefor, the Repurchase Price for the Property related to the Contract(s) affected by the Vendor Default. Upon such payment being received. Newcourt shall convey such remaining Property to Vendors on an "as is, where is" basis. without any representation or warranty, express or implied. except that such Property is Tee and clear of all Encumbrances caused by Newcourt.

     12. Interest and Set-Off: All amounts payable by one party to another hereunder shall. if not paid when due. bear interest at the Interest Rate plus 2%. Either party shall be entitled to set off against and withhold from any sums payable to the other under this agreement any amount then due from and payable by the other, save (subject to clause 22(h)) for monies payable on the Effective Date.

13.  Further Assurance:

     13.1 Vendors shall, at the request and expense of Newcourt. do all acts and things and execute and deliver ail documents (including any confirmation of the sale occurring upon the acceptance of the Vendors' offer to sell and any financing statement or other registration document necessary or desirable in furtherance of this agreement), or cause such acts or things to be done or documents to be executed and delivered. reasonably necessary in Newcourt's opinion to give effect to or better evidence the terms of this agreement.

     13.2 Where the same is reasonably required for the purpose of enforcing or protecting Newcourt's interest in any of the Property, then, upon receipt of a written request from the Purchaser, the Vendors shall at their own cost execute, stamp and deliver to the Purchaser a written instrument, in a form acceptable to the Purchaser, giving formal effect to the assignment of any Contract and any other documents related thereto and shall take any other action necessary to vest in the Purchaser the legal title thereto. and shall hold such title as trustees for the Purchaser until such assignment is completed.

     13.3 Without limiting Vendors' other obligations hereunder, upon acceptance of an Offer , Vendors irrevocably appoint Newcourt, with full power of delegation and substitution. as agent and attorney for and in the name of Vendor, for Newcourt's own benefit, to do all things including the giving of notices and/or directions to the Customer with respect to the Contract referred to in such Offer, to collect and sue for the Rentals described in such Offer (or any part thereof) and to otherwise enforce all Rights related to such Offer, all without the necessity for any further action or direction of Vendors. No failure to act by Newcourt pursuant to this Section shall lessen Vendors' obligations hereunder.

14     Limitations on Claims

     14.1 Without prejudice to the operation of clause 11, the provisions of this clause shall operate to limit the liability of the Vendors under and in respect of any claim brought by Newcourt under this Agreement or under clause 4 in respect of a breach of the warranties ("a Claim"). The limitations on the liability of the Vendors contained in this clause shall apply equally to any Claim which may be brought by any assignee of the benefit of the warranties or this Agreement.

     14.2 The Vendors shall only be liable in respect of any Claim if the liability of the Vendors in respect of such Claim, when aggregated with the liability of the Vendors arising from ail previous Claims. if any would cause such aggregate to exceed u30.000 and thereafter to exceed 10,000 pounds or, as the case may be, a multiple thereof in which case the 'Vendors shall be liable for the whole amount of such Claim or Claims.

     14.3 For the purpose of calculating the liability of the Vendors under clause 14.2 a Claim against any one of them shall be treated as a Claim against them all. The aggregate liability of the Vendors in respect of all Claims made upon the Vendors jointly and severally shall not exceed one hundred and fifty percent (150%) of the Purchase Price.

     14.4 No Claim shall be brought by Newcourt against the Vendors unless notice in writing of such Claim has been given to the Vendors; specifying in reasonably sufficient detail the nature of the Claim and so far as practicable the amount claimed:

       (i) as soon as reasonably practicably and in any event within 28 days after Newcourt has become aware of such Claim and the fact which gives rise to such Claim; and

      (ii) on or before the third anniversary of the Effective Date (the date on which notice is so given being "the Claim Date").

     14.5 Any Claim which shall be made shall if it has not been previously satisfied settled or withdrawn be deemed to have been withdrawn and shall become fully barred or unenforceable on the expiry of the period of twelve calendar months commencing on the Claim Date unless proceedings in respect of such Claim have been commenced against the Vendors and for this purpose proceedings shall not be deemed to have been commenced unless they shall have been issued and served upon the Vendors

     14.6 Newcourt shall have no Claim whatever against the Vendors;

          (i) if and to the extent that such breach or Claim occurs;

               (a) as a result of any legislation not in force at the date of this Agreement which takes effect retrospectively or

               (b) as a result of any increase in the rates of taxation in force at such date: or

               (c) as a consequence of a change in the interpretation of the law after such date in any jurisdiction; or

          (ii) if and to the extent that such breach or Claim would not have arisen but for any voluntary act omission transaction or arrangement after the Effective Date by Newcourt or any person connected with it otherwise than in the ordinary course of business

          (iii)to the extent such Claim arises as a result only of any change after the Effective Date in the accounting bases policies or methods used by Newcourt to value any of its assets

     14.7 All amounts available for set-off or otherwise liable to be deducted pursuant to paragraph.14.6 above shall first be taken into account for the purpose of determining the amount of loss sustained in connection with the de minimis limits deferred to in clause 14.2 above.

     14.8 No Claim shall be made by Newcourt if the fact omission circumstance or occurrence giving rise to or forming the basis of the Claim has been fully disclosed to Newcourt in the Disclosure Letter to be delivered by the Vendors to Newcourt on or prior to the signing hereto.

     14.9 If any Claim comes to the notice of Newcourt then Newcourt shall:

      (i) not make any admission of liability agreement or compromise with any person body or authority in relation to such Claim without the prior agreement of the Vendors

      (ii) if the Claim in question is as a result of or in connection with a dispute with a third party Newcourt shall, at the Vendors' cost and expense. take such action to avoid dispute resist appeal compromise or contest such Claim as may be reasonably requested by the Vendors and Newcourt shall make available to the Vendors all such information as may be reasonably required and available to enable it to avoid dispute resist appeal compromise or contest any Claim or liability connected with such Claim. In the event that the Vendors request Newcourt to take any steps in connection with the prosecution or defense of any legal proceedings, Newcourt be first entitled to require the Vendors to provide such security or other indemnity for the costs and liabilities arising from such proceedings as Newcourt may reasonable think fit having regard to the nature of such proceedings and the steps required to be taken.

     14.10 If the Vendors make any payment by way of damages in respect of a Claim ("the Payment") and Newcourt receives any benefit from any policy of insurance or from any third party other than the Vendors which would not have been received but for the circumstances giving rise to the Claim in respect of which the Payment was made Newcourt shall once it has received such benefit forthwith pay to the relevant Vendor an amount equal to the lesser of the amount of such benefit and the Payment, less in either case all costs charges and expenses reasonably incurred by Newcourt in obtaining the benefit.

     15. Notices: Any notice given in connection with this agreement may be given by delivery, facsimile transmission (with receipt confirmed in writing) or mailing (by the highest priority mail available) to the address noted on the first page of this Agreement and to the attention of the person executing this Agreement. Any notice so mailed shall be conclusively deemed to have been received on the fifth business day following that on which it was mailed and any notice sent by delivery or facsimile shall be conclusively deemed to have been received on the first business day following the date of its delivery or transmission (with receipt confirmed in writing). Either party may change its address for service by notice given in accordance with this section. If disruption of the mails has occurred, notice shall be given by delivery or facsimile. Any demand validly made or served on any one of the Vendors shall be deemed to have been validly made or served on them all.

     16. Assignment Etc.: The Vendors may not, and shall not purport to, assign, transfer or otherwise dispose of any of their rights or interest in this Agreement or, except in pursuance of this Agreement, in the Contracts or Vehicles.

     17. Interpretation:

     17.1 This agreement shall be governed by the laws of England and the parties attorn and submit to the non-exclusive jurisdiction of the courts of England. Time shall be of the essence in each agreement formed by an accepted Offer. This Agreement. including Schedule 1 and Appendices 1 and 2 hereto which form part of this Agreement. constitutes the entire agreement of the parties with respect to the matters set forth herein. Words in the singular include the singular and vice-versa and words in one gender include all genders. Headings are for convenience only.

     17.2 If any provision of this Agreement shall to any extent be held to be invalid, illegal or unenforceable. the validity, legality and enforceability of the remaining terms or provisions (and any other application of the said terms or provisions) shall not in any way be affected or impaired thereby.

     18 Joint and Several Liability: The liabilities of the Vendors hereunder shall be joint and several. Any release or discharge given by any of them to Newcourt shall be binding on them ail.

     19 Entire Agreement: i his Agreement supersedes all previous agreements between the parties hereto in relation to the subject matter hereof and constitutes the entire agreement between the Vendors and the Purchaser and it shall) not be varied in its terms by any oral agreement or representation or otherwise than by an instrument in writing of even date herewith or subsequent hereto, executed by duly authorized representatives of both parties.

     20 No Waiver: No failure or delay on the part of any party in exercising any right, power or remedy hereunder shall operate as a waiver thereof nor shall any single or partial exercise of any right. power or remedy preclude any other or further exercise of such right, power or remedy. Save where expressly stated to the contrary, no waiver granted to or any forbearance granted to any one or more of the Vendors shall act as a waiver or forbearance in favor of any other Vendor.


     21 Retention

     21.1 A retention of u100.000 from the Purchase Price ("the Retention") shall on the Effective Date be paid into an account, which shall be opened in the names of the Vendors Solicitors Messrs Bower Cotton ("the Retention Account").

     21.2 Subject to Clauses 21.3 and 21.4 the Vendors Solicitors shall pay the amount standing to the credit of the Retention Account plus any accrued interest and less bank charges, to the Vendors on a date twelve months after the Effective Date ("the Payment Date").

     21.3 If before the Payment Date Newcourt makes any Claim the Vendors Solicitors shall retain in the Retention Account whichever is the lesser of :

          21.3.1 the amount standing to the credit of the Retention Account (less bank charges); and

          21.3.2 the amount cf the Claim.

     Any balance of the Retention shall be paid to the Vendors subject to and in accordance with Clause 21.2.

     21.4 If any sum is retained in the Retention Account after the Payment Date in accordance with Clause 21.3 the Vendors Solicitors shall continue to hold it in the Retention Account pending the settlement or resolution of the Claim. When the claim is settled or resolved and the amount payable to Newcourt is determined the Vendors Solicitors shall within 14 days of the determination pay the appropriate amount to Newcourt out of the Retention Account (insofar as there is sufficient standing to the credit of the Retention Account, after deducting bank charges). Any amount standing to the credit of the Retention Account after settlement or resolution of all Claims made prior to the Payment Date shall be paid to the Vendors subject to and in accordance with Clause 21.2.

     21.5 The payment of any sum to Newcourt in accordance with Clause 21.4 in or towards satisfaction of any Claim shall not in any way prejudice or affect any other rights or remedies of Newcourt for the purpose of recovering any additional amount due from the Vendors.

     21.6 The interest accrued on the Retention shall belong to the Vendors and Newcourt in proportion to the respective amounts of the Retention released to each of them from time to time.

     22 Reconciliation Account

     22.1 If, the examination of the books and records of the Vendors pursuant to clause 3.1 (iii) reveals any apparent inaccuracy in the information set out in Schedule 1 hereof, which would result in an adjustment to the Purchase Price pursuant to Clause 1.4, in excess of 100,000 pounds, a part of the Purchase Price equal to the amount of such discrepancy shall be paid into an account opened in the name of the Vendors solicitors, Messrs Bower Cotton (the "Reconciliation Account")

     22.2 The amount standing to the credit of the Reconciliation Account shall be held by the vendors` solicitors until completion of the reconciliation of the vendors' accounts pursuant to Clause 1.4. In the event that, following such reconciliation, any sum is due to Newcourt, then the Vendors solicitors will pay to Newcourt the lesser of the amount then standing to the credit of the Reconciliation Account (less any bank charges due) and the sum due from the Vendors, in reduction of the amount due from the Vendors.

     22.3 Subject to clause 22.2, the balance standing to the credit of the Reconciliation Account after the reconciliation of the vendors' accounts pursuant to Clause 1.4 shall be paid to the Vendors.

     22. Definitions: In this agreement:

     (a) "Effective Date" means the Eleventh day of December 1998 or such other date as the Parties may agree in writing.

     (b) Encumbrance' means any lien. charge. mortgage. pledge. claim. option. right. Interest. security interest or any other form of encumbrance whatsoever.

     (c) Incremental Expense" means a commercially reasonable expense paid by a pany to a person which is not an affiliate of such party or an employee of such party or its affiliates.

     "Insolvent" means. in respect of any person. that: (I) an act or event has occurred. or a situation exists, which a court of competent jurisdiction over any substantial part of such person's assets would consider under applicable law to be an act of bankruptcy, to entitle such person to seek protection from its creditors for the purpose of reorganizing or to be an event of insolvency; or
(II) such person is deemed unable to pay its debts as they fall due within the meaning of Section 123 or Section 268 of the Insolvency Act 1986 or any similar legislation: "Insolvency" has a corresponding meaning.

     (e) "Interest Rate" means the Midland Bank Base Rate

     (f) "Funder" means any party providing finance or leasing facilities to a Vendor, as set out in Schedule 2.

     (g)  "Property"   means  the  Contract.   including  the  Rentals   arising
thereunder, the Rights, the Vehicles (save in the case of a contract solely for the management of such Vehicle) and all proceeds arising therefrom.

     (h) "Purchase Price" means the sum of u9,145,632 plus all maintenance costs incurred and paid by the Vendors in respect of the Vehicles between the date hereof and the Effective Date less (i) all Rentals and (^n) the net proceeds of sale (excluding any sums paid to Funders but including any sums received from the Funders) of any of the Vehicles due or paid to the Vendors between the date hereof and the Effective Date, together in each case with Value Added Tax where applicable.

     (i) "Recoverable Expenses" means, at any time in respect of Property, all Incremental Expenses incurred by Newcourt (or its agents) in the enforcement of Rights. the performance of its obligations under any Contract, or in the repossession or remarketing of Property.

     (j) "Related Agreement" means any agreement, warranty (express or implied), license or guarantee made by any Vendor (directly or through its agent), with or in favour of a Customer, in respect of Contracts. Vehicles, or Services.

     (k) "Rentals" means the Rentals described in the Vendors' offer to sell, all other payments arising under the Contract and all other payments arising at law in respect thereof.

     (l) "Repurchase Price" means, at any time in respect of any Property, the aggregate of: (I) the net book value, as recorded in Schedule 1 hereof, (II) interest thereon at the Interest Rate from the Effective Date(III) the Recoverable Expenses, if any; and (IV) all applicable Taxes, less a sum equal to all amounts actually collected by Newcourt from the Customer since the Effective Date in respect of that Property.

     (m) "Rights" means all rights and remedies of Vendor arising under: the Contract applicable law in respect of the property security registrations or folings made in respect of the Vehicles or the Contract; collateral security agreements or guarantees (including any sums received in respect thereof) made in respect of the Contract: Vendors rights and entitlements under Customer's insurance policies in respect of the Vehicles. including endorsements as loss payee or insured (Additional, named or otherwise); and, to the extent assignable under applicable law, pre-authorized payment instructions, direct debit mandates, standing orders and other methods of arranging automatic payments of Rentals

     (o) "Services" means support and maintenance services provided by Vendors to Customers in respect of the Vehicles pursuant to the Contract or any Related Agreement

     (p) "Tax" means any value added tax. sales tax, property tax, goods & services tax. stamp duty, customs duty and any other tax. Other than income taxes, arising in respect of the Property, the Purchase Price ,or the Services.

     (q) "Vehicles" means the tangible property which is the subject of a contract (as described in such contract), all parts components and replacements thereof. all manuals or accessories thereto, all substitutions therefor and all rights and benefits arising under applicable law. warranties (express or implied), guarantees, purchase orders and other agreements which benefit the Vendor as owner of the Vehicles.

     (r) "Vendor Default' means: (I) the failure of any Vendor to perform any of its obligations hereunder or under the Contract after the Effective Date or any material breach of its obligations under any Related Agreement; or (II) an of Vendors' representations or warranties herein or in the Contract or any Related Agreement being false or misleading in any material respect.


     IN WITNESS WHEREOF the parties hereto have executed this Agreement as of the day


PRIDE VEHICLE CONTRACTS (UK)
LIMITED
By

Authorised Officer

Name/Title: Alan Lubinsky


PRIDE MANAGEMENT SERVICES PLC

By /s/ Alan Lubinsky
Name/Title: Alan Lubinsky

BAKER VEHICLE CONTRACTS LIMITED




By: Alan Lubinsky
Name/Title: Alan Lubinsky


NEWCOURT AUTOMOTIVE SERVICES
LIMITED


By: Colin Tourick
Authorised Officer

Name/Title: Colin Tourick